EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2006, relating to the consolidated financial statements of Quepasa Corporation and subsidiaries for the year ended December 31, 2005, appearing in Quepasa Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

October 1, 2007